UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2006

IMCLONE SYSTEMS INCORPORATED

(Exact name of Registrant as Specified in Charter)

Delaware	0-19612	04-2834797
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Varick Street, 6th Floor

New York, New York 10014

(Address of Principal Executive Offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 18, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of ImClone Systems Incorporated (the “Company”) adopted the ImClone Systems Incorporated 2006-2008 Retention Plan (the “Plan”), effective as of January 1, 2006, for performance periods ending December 31, 2007 and December 31, 2008 (each, a “Performance Period”).  At the same time, the Committee approved the share performance criteria that will be used to determine cash bonus awards under the Plan, and the terms of the individual awards to eligible employees under the Plan for each of the two Performance Periods.  In general, the target dollar amounts for eligible employees are the same for the two Performance Periods.

Cash awards under the Plan will depend on the performance of the Company’s common stock against specified targets, generally measured by comparing the Company’s share price at the beginning of the Performance Period to the Company’s share price at the conclusion of the Performance Period, in each case based on a 30-day average.  In particular, at the end of an applicable Performance Period (each, a “Measurement Date”), the percentage of the cash award earned (if any) and, correspondingly, the amount of the actual award payouts to an employee for such Performance Period will be (i) equal to the employee’s target award opportunity, (ii) greater than the target award opportunity (but in no event more than 150% of the target award opportunity), or (iii) zero, in each case directly corresponding to actual Company common stock performance at the conclusion of the Performance Period compared to the beginning of the Performance Period on a percentage gain, or loss, basis, as described above. No bonuses will be payable in respect of a Performance Period if the Company’s share price at the conclusion of the Performance Period is less than the share price at the beginning of the Performance Period.  The Company’s share price at the beginning of the Performance Periods is $32.99.

Special measurement dates and payment conditions apply in the event of a change in control of the Company occurring during the Performance Period.

The table below presents the aggregate target and maximum permitted cash bonus awards payable under the Plan for the Performance Periods for the Company’s named executive officers:

Officer	Title	Aggregate Target Cash Bonus Award(1)	Aggregate Maximum Permitted Cash Bonus Award(1)

Philip Frost, M.D., Ph.D.	Interim Chief Executive Officer and Chief Scientific Officer	$170,000	$255,000
Eric K. Rowinsky, M.D.	Senior Vice President, Clinical Research and Chief Medical Officer	$150,000	$225,000
Michael J. Howerton	Senior Vice President and Chief Financial Officer	$150,000	$225,000
Joseph Tarnowski, Ph.D.	Senior Vice President, Manufacturing Operations and Product Development	$150,000	$225,000
Ronald A. Martell	Senior Vice President, Commercial Operations	$150,000	$225,000

(1)                                     With respect to each individual, the potential award for each Performance Period is equal to half of the amount set forth in this column.

Actual awards will be determined by the Committee based on satisfaction of the performance criteria.  A copy of the Plan is attached hereto as Exhibit 10.1.

Also at its January 18, 2006 meeting, the Committee determined 2006 salaries of the foregoing officers, as follows:  Philip Frost, M.D., Ph.D. will receive an annual salary of $395,200, Eric K. Rowinsky, M.D. will receive an annual salary of $395,000, Michael J. Howerton will receive an annual salary of $340,080, Joseph Tarnowski, Ph.D. will receive an annual salary of $317,408 and Ronald A. Martell will receive an annual salary of $289,068.

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description

10.1	ImClone Systems Incorporated 2006-2008 Retention Plan, effective as of January 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED

By:	/s/ Erik D. Ramanathan
By: Erik D. Ramanathan
Title: Vice President, General Counsel

Date:  January 20, 2006